Exhibit 2



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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

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                                                                  CONFORMED COPY
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                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                         dated as of December 10, 1997

                                 by and between

                            UNITED BANKSHARES, INC.

                                      and

                         GEORGE MASON BANKSHARES, INC.

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                               TABLE OF CONTENTS

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RECITALS.................................................................................................................    A-1

                                                           ARTICLE I

Certain Definitions......................................................................................................    A-1
         1.01   CERTAIN DEFINITIONS......................................................................................    A-1

                                                           ARTICLE II

The Merger...............................................................................................................    A-3
         2.01   THE MERGER...............................................................................................    A-3
         2.02   ARTICLES AMENDMENT.......................................................................................    A-4
         2.03   EFFECTIVE DATE AND EFFECTIVE TIME........................................................................    A-4
         2.04   PLAN OF MERGER...........................................................................................    A-4

                                                          ARTICLE III

Consideration; Exchange Procedures.......................................................................................    A-4
         3.01   MERGER CONSIDERATION.....................................................................................    A-4
         3.02   RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS..................................................................    A-4
         3.03   FRACTIONAL SHARES........................................................................................    A-5
         3.04   EXCHANGE PROCEDURES......................................................................................    A-5
         3.05   ANTI-DILUTION PROVISIONS.................................................................................    A-5
         3.06   OPTIONS..................................................................................................    A-5

                                                           ARTICLE IV

Actions Pending Acquisition..............................................................................................    A-6
         4.01   FOREBEARANCES OF MASON...................................................................................    A-6
         4.02   FOREBEARANCES OF UNITED..................................................................................    A-7

                                                           ARTICLE V

Representations and Warranties...........................................................................................    A-8
         5.01   DISCLOSURE SCHEDULES.....................................................................................    A-8
         5.02   STANDARD.................................................................................................    A-8
         5.03   REPRESENTATIONS AND WARRANTIES OF MASON..................................................................    A-8
         5.04   REPRESENTATIONS AND WARRANTIES OF UNITED.................................................................   A-13

                                                           ARTICLE VI

Covenants................................................................................................................   A-17
         6.01   REASONABLE BEST EFFORTS..................................................................................   A-17
         6.02   STOCKHOLDER APPROVALS....................................................................................   A-17
         6.03   REGISTRATION STATEMENT...................................................................................   A-17
         6.04   PRESS RELEASES...........................................................................................   A-18
         6.05   ACCESS; INFORMATION......................................................................................   A-18
         6.06   ACQUISITION PROPOSALS....................................................................................   A-18
         6.07   AFFILIATE AGREEMENTS.....................................................................................   A-18
         6.08   TAKEOVER LAWS............................................................................................   A-18
         6.09   CERTAIN POLICIES.........................................................................................   A-19
         6.10   NASDAQ LISTING...........................................................................................   A-19
         6.11   REGULATORY APPLICATIONS..................................................................................   A-19
         6.12   INDEMNIFICATION..........................................................................................   A-19
         6.13   BENEFIT PLANS............................................................................................   A-20
         6.14   NOTIFICATION OF CERTAIN MATTERS..........................................................................   A-20
         6.15   DIRECTORS AND OFFICERS...................................................................................   A-20
         6.16   DIVIDEND COORDINATION....................................................................................   A-20
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         6.17   BANK MERGER..............................................................................................   A-20
         6.18   MASON FEE................................................................................................   A-20

                                                          ARTICLE VII

Conditions to Consummation of the Merger.................................................................................   A-21
         7.01   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...............................................   A-21
         7.02   CONDITIONS TO OBLIGATION OF MASON........................................................................   A-21
         7.03   CONDITIONS TO OBLIGATION OF UNITED.......................................................................   A-22

                                                          ARTICLE VIII

Termination..............................................................................................................   A-22
         8.01   TERMINATION..............................................................................................   A-22
         8.02   EFFECT OF TERMINATION AND ABANDONMENT....................................................................   A-23

                                                           ARTICLE IX

Miscellaneous............................................................................................................   A-23
         9.01   SURVIVAL.................................................................................................   A-23
         9.02   WAIVER; AMENDMENT........................................................................................   A-23
         9.03   COUNTERPARTS.............................................................................................   A-23
         9.04   GOVERNING LAW............................................................................................   A-23
         9.05   EXPENSES.................................................................................................   A-23
         9.06   NOTICES..................................................................................................   A-23
         9.07   ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.......................................................   A-24
         9.08   INTERPRETATION; EFFECT...................................................................................   A-24

EXHIBIT A      Form of Stock Option Agreement (See Appendix B of this Proxy Statement)
EXHIBIT A-1    Plan of Merger
EXHIBIT B      Form of Mason Affiliate Agreement
EXHIBIT C      Form of United Affiliate Agreement

ANNEX A      Form of Supplement for Merger Sub
                     Accession to Acquisition Agreement
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                                      A-ii

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     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 10,
1997 (this "AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and, United Bankshares, Inc. ("UNITED").

                                    RECITALS

     A. MASON. Mason is a Virginia corporation, having its principal place of business in Fairfax, Virginia.

     B. UNITED. United is a West Virginia corporation, having its principal place of business in Charleston, West Virginia.

     C. STOCK OPTION AGREEMENT. As an inducement to the willingness of United to continue to pursue the transactions contemplated by this Agreement , Mason expects (but is not obligated) to grant to United an option pursuant to a stock option agreement, in substantially the form of EXHIBIT A.

     D. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method and treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986 (the "CODE").

     E. BOARD ACTION. The respective Boards of Directors of each of United and Mason have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Mason or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Mason or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section 5.03(m).

     "CORPORATION COMMISSION" has the meaning set forth in Section 2.01(b).

     "COSTS" has the meaning set forth in Section 6.12(a).

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5.01.

     "EFFECTIVE DATE" means the date on which the Effective Time occurs.

     "EFFECTIVE TIME" means the effective time of the Merger, as provided for in
Section 2.03.

     "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has the meaning set forth in Section 5.03(m).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

     "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

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     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 6.12(a).

     "INSURANCE AMOUNT" has the meaning set forth in Section 6.12(b).

     "INSURANCE POLICY" has the meaning set forth in Section 5.03(t).

     "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MASON" has the meaning set forth in the preamble to this Agreement.

     "MASON AFFILIATE" has the meaning set forth in Section 6.07(a).

     "MASON BOARD" means the Board of Directors of Mason.

     "MASON BY-LAWS" means the By-laws of Mason.

     "MASON CERTIFICATE" means the Amended Articles of Incorporation of Mason.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON MEETING" has the meaning set forth in Section 6.02.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MASON STOCK PLANS" has the meaning set forth in Section 3.06.

     "MATERIAL ADVERSE EFFECT" means, with respect to United or Mason, any effect that (i) is material and adverse to the financial position, results of operations or business of United and its Subsidiaries taken as a whole or Mason and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United or Mason to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally and (c) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

     "MERGER" has the meaning set forth in Section 2.01.

     "MERGER CONSIDERATION" has the meaning set forth in Section 3.01.

     "MERGER SUB" means George Mason Holding Company, a Virginia corporation, and/or one or more other corporations or limited liability companies to be organized under the corporate laws of a State by United prior to the Effective Time; provided that the laws of the State of incorporation thereof shall permit the merger of corporations or limited liability companies organized thereunder with and into a Virginia corporation.

     "MULTIEMPLOYER PLAN" has the meaning set forth in Section 5.03(m).

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

     "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "PENSION PLAN" has the meaning set forth in Section 5.03(m).

     "PLANS" has the meaning set forth in Section 5.03(m).

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     "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its
Disclosure Schedule.

     "PROXY STATEMENT" has the meaning set forth in Section 6.03.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03.

     "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

     "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "SEC DOCUMENTS" has the meaning set forth in Section 5.03(g).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "STOCK OPTION AGREEMENT" has the meaning set forth in Recital C.

     "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

     "TAKEOVER LAWS" has the meaning set forth in Section 5.03 (o).

     "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

     "TREASURY STOCK" shall mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED" has the meaning set forth in the preamble to this Agreement.

     "UNITED BOARD" means the Board of Directors of United.

     "UNITED COMMON STOCK" means the common stock, par value $2.50 per share, of United.

     "UNITED MEETING" has the meaning set forth in Section 6.02.

     "VSCA" means the Virginia Stock Corporation Act.

     "WEST VIRGINIA SECRETARY" means the Office of the Secretary of State of the State of West Virginia.

     "WVCA" means the West Virginia Corporation Act.

                                   ARTICLE II

                                   THE MERGER

     2.01 THE MERGER. (a) Prior to the Effective Time, United shall take any and all action necessary (i) duly to organize one or more Merger Subs for the purpose of consummating the Merger; (ii) to cause each Merger Sub to become a party to this Agreement, to be evidenced by the execution by each Merger Sub of a supplement to this Agreement in substantially the

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form of Annex A , and delivery thereof to Mason; and (iii) to cause each Merger
Sub to take all actions necessary or proper to comply with the obligations of United and each such Merger Sub to consummate the transactions contemplated hereby.

     (b) At the Effective Time, Merger Sub shall merge with and into Mason (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Mason shall survive and continue to exist as a Virginia corporation (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). United may at any time prior to the Effective Time change the method of effecting the combination with Mason (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Mason Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect the tax treatment of Mason's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling of interests" accounting treatment or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and PROVIDED FURTHER, that United shall provide Mason written notice of such change.

     (c) Subject to the satisfaction or waiver of the conditions set forth in
Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.02 ARTICLES AMENDMENT. At the Effective Time, Article VI of the United Restated Articles of Incorporation shall be amended to read as follows (the "Articles Amendment"):

     "VI. The amount of the authorized capital stock of the corporation is $100,000,000 which shall be divided into 40,000,000 shares of a par value of $2.50 per share."

     2.03 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "EFFECTIVE DATE") to occur on (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of United, on the last business day of the month in which such fifth business day occurs or, if such fifth business day occurs within the last five business days of such month, on the last business day of the succeeding month) or (ii) such other date to which the parties may agree in writing; PROVIDED, HOWEVER, that in no event shall the Effective Date occur on or prior to January 1, 1998. The time on the Effective Date when the Merger shall become effective is referred to as the "EFFECTIVE TIME."

     2.04 PLAN OF MERGER. The plan of merger included in this Agreement is separately stated in the Plan of Merger (the "PLAN OF MERGER") attached hereto as Exhibit A-1. The parties agree that subject to the provisions of this Agreement, including the approval of the Plan of Merger by the requisite vote of stockholders of Mason, the Plan of Merger shall be incorporated into the articles of merger to be filed with the Corporation Commission to effect the merger.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

          (a) OUTSTANDING MASON COMMON STOCK AND MASON RIGHTS. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into
     0.85 of a share of United Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

          (b) OUTSTANDING UNITED STOCK. Each share of United Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

          (c) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such

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Mason Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Stock.

     3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with United Bank (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 ANTI-DILUTION PROVISIONS. In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

     3.06 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United

Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                          ACTIONS PENDING ACQUISITION

     4.01 FOREBEARANCES OF MASON. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of United, Mason will not, and will cause each of its Subsidiaries not to:

          (a) ORDINARY COURSE. Conduct the business of Mason and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse affect upon Mason's ability to perform any of its material obligations under this Agreement.

          (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Mason Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Mason Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) DIVIDENDS, ETC. (a) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on Mason Stock in an amount not to exceed $0.14 per share with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries to Mason or another wholly owned Subsidiary of Mason) on or in respect of, or declare or make any distribution on any shares of Mason Stock or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

          (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Mason or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice.

          (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Mason or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

          (g) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) GOVERNING DOCUMENTS. Amend the Mason Certificate, Mason By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of Mason's Subsidiaries.

          (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Mason and its Subsidiaries, taken as a whole.

          (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) RISK MANAGEMENT. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

          (o) COMMITMENTS. Agree or commit to do any of the foregoing.

     4.02 FOREBEARANCES OF UNITED. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Mason, United will not, and will cause each of its Subsidiaries not to:

          (a) PRESERVATION. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (b) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any extraordinary dividend.

          (c) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of United to exercise its rights under the Stock Option Agreement.

          (d) COMMITMENTS. Agree or commit to do any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, United has delivered to Mason a schedule and Mason has delivered to United a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. Mason's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of United.

     5.02 STANDARD. No representation or warranty of Mason or United contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any ranking not less than senior vice president and that party's in-house counsel, if any.

     5.03 REPRESENTATIONS AND WARRANTIES OF MASON. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Mason hereby represents and warrants to United:

     (a) ORGANIZATION, STANDING AND AUTHORITY. Mason is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Mason is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) MASON STOCK. As of the date hereof, the authorized capital stock of Mason consists solely of (i) 9,000,000 shares of Mason Common Stock, of which 5,117,405 shares were outstanding as of the date hereof, and (ii) 1,000,000 shares of Mason Preferred Stock, of which no shares are outstanding. As of the date hereof, no shares of Mason Common Stock and no shares of Mason Preferred Stock were held in treasury by Mason or otherwise owned by Mason or its Subsidiaries ("TREASURY STOCK"). The outstanding shares of Mason Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed in its Disclosure Schedule, there are no shares of Mason Stock authorized and reserved for issuance, Mason does not have any Rights issued or outstanding with respect to Mason Stock, and Mason does not have any commitment to authorize, issue or sell any Mason Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Mason Common Stock which are issuable and reserved for issuance upon exercise of Mason Stock Options as of the date hereof are Previously Disclosed in Mason's Disclosure Schedule.

     (c) SUBSIDIARIES. (i)(A) Mason has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries,
(C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Mason or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. (section mark)55) and are owned by Mason or its Subsidiaries free and clear of any Liens.

     (ii) Mason does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

     (iii) Each of Mason's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

     (d) CORPORATE POWER. Each of Mason and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Mason has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

     (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of more than two-thirds of the outstanding shares of Mason Common Stock entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Mason and the Mason Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Mason, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). In approving this Agreement and the Merger and the related transactions, the Board of Directors of Mason has satisfied its obligations under Article 8 of the Mason Certificate. The Mason Board of Directors has received the written opinion of Friedman, Billings, Ramsey & Co., Inc. to the effect that as of the date hereof the consideration to be received by the holders of Mason Common Stock in the Merger is fair to the holders of Mason Common Stock from a financial point of view.

     (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Mason or any of its Subsidiaries in connection with the execution, delivery or performance by Mason of this Agreement or the Stock Option Agreement or to consummate the Merger except for
(A) filings of applications or notices with federal and Virginia banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of a certificate of merger in connection therewith. As of the date hereof, Mason is not aware of any reason why the approvals set forth in
Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

     (ii) Subject to receipt of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Mason or of any of its Subsidiaries or to which Mason or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Mason Certificate or the Mason By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

     (g) FINANCIAL REPORTS AND SEC DOCUMENTS. (i) Mason's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, Mason's "SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Mason and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Mason and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

     (ii) Since December 31, 1996, Mason and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

     (iii) Since December 31, 1996, (A) Mason and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Mason.

     (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Mason or any of its Subsidiaries and, to Mason's knowledge, no such litigation, claim or other proceeding has been threatened.

     (i) REGULATORY MATTERS. (i) Neither Mason nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

     (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

     (j) COMPLIANCE WITH LAWS. Each of Mason and its Subsidiaries:

          (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

          (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Mason's knowledge, no suspension or cancellation of any of them is threatened; and

          (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that Mason or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
     (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Mason's knowledge, do any grounds for any of the foregoing exist).

     (k) MATERIAL CONTRACTS; DEFAULTS. Except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     (l) NO BROKERS. No action has been taken by Mason that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Friedman, Billings, Ramsey & Co., Inc.

     (m) EMPLOYEE BENEFIT PLANS. (i) Section 5.03 (m)(i) of Mason's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of Mason or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither Mason nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

     (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Mason is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Mason, threatened legal action, suit or claim relating to the Compensation and Benefit Plans. Neither Mason nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Mason or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

     (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Mason or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA AFFILIATE") which is considered one employer with Mason under Section 4001(a)(14) of ERISA or
Section 414(b) or (c) of the Code (an "ERISA AFFILIATE PLAN"). None of Mason, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Mason's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Mason, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Mason or any of its Subsidiaries is a party have been timely made or have been reflected on Mason's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Mason, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

     (v) Neither Mason nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by Mason or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

     (vi) Mason and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

     (vii) With respect to each Compensation and Benefit Plan, if applicable, Mason has provided or made available to United, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto;
(B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement;
(E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

     (viii) Except as disclosed on Section 5.03(m)(viii) of Mason's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

     (ix) Except as disclosed on Section 5.03(m)(ix) of Mason's Disclosure Schedule, neither Mason nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

     (x) Except as disclosed on Section 5.03(m)(x) of Mason's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of United, Mason or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (n) LABOR MATTERS. Neither Mason nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Mason or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Mason or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Mason's knowledge, threatened, nor is Mason aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (o) TAKEOVER LAWS; DISSENTERS RIGHTS. Mason has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER LAWS"), including, without limitation, the Commonwealth of Virginia, and including, without limitation, Sections 13.1-725 through 13.1-728 of the VSCA (because a majority of Mason's disinterested directors approved such transactions for such purposes prior to any "determination date" with respect to United) and Sections 13.1-728.1 through 13.1-728.9 of the VSCA. The provisions of Article 7 of the Mason Certificate do not apply to the entering into of this Agreement, this Agreement and the transactions contemplated hereby, including the Merger, as they have been approved by the required majority votes of the directors referred to therein. The provisions of Article 7 of the Mason Certificate do not apply to the entering into of the Stock Option Agreement, the Stock Option Agreement and the transactions contemplated thereby. Holders of Mason Common Stock do not have dissenters' rights in connection with the Merger.

     (p) ENVIRONMENTAL MATTERS. To Mason's knowledge, neither the conduct nor operation of Mason or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Mason's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Mason's knowledge, neither Mason nor any of its Subsidiaries has received any notice from any person or entity that Mason or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

     (q) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to Mason and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Mason or its Subsidiaries. Mason has made available to United true and correct copies of the United States federal income Tax Returns filed by Mason and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1996. Neither Mason nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by Mason's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in Mason's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither Mason nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

     (iii) Mason and its Subsidiaries will not be liable for any taxes as a result of any Covered Transaction.

     (r) RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Mason's own account, or for the account of one or more of Mason's Subsidiaries or their customers (all of which are listed on Mason's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Mason or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Mason nor its Subsidiaries, nor to Mason's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

     (s) BOOKS AND RECORDS. The books and records of Mason and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

     (t) INSURANCE. Mason's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Mason or its Subsidiaries. Mason and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Mason reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Mason and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (u) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

     (v) DISCLOSURE. The representations and warranties contained in this
Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

     5.04 REPRESENTATIONS AND WARRANTIES OF UNITED. Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, United hereby represents and warrants to Mason as follows:

          (a) ORGANIZATION, STANDING AND AUTHORITY. United is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. United is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) UNITED STOCK. (i) As of the date hereof, the authorized capital stock of United consists solely of 20,000,000 shares of United Common Stock, of which no more than 15,295,130 shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, United does not have any Rights issued or outstanding with respect to United Stock and United does not have any commitment to authorize, issue or sell any United Stock or Rights, except pursuant to this Agreement. The outstanding shares of United Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

          (ii) The shares of United Common Stock to be issued in exchange for shares of Mason Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

          (c) SUBSIDIARIES. Each of United's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) CORPORATE POWER. Each of United and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval by (i) the holders of a majority of the outstanding shares of United Common Stock entitled to vote thereon of the Articles Amendment and (ii) the holders of a majority of the votes present or represented by proxy at the United Meeting of the issuance of United Common Stock as contemplated hereby (which are the only shareholder votes required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of United and the United Board prior to the date hereof. This Agreement is a valid and legally binding agreement of United, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for (A) the filing of applications and notices, as applicable, with the federal and state banking authorities; (B) the adoption and approval by the shareholders of United of the Articles Amendment and the issuance of United Common Stock as contemplated hereby; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of articles of merger with the Corporation Commission pursuant to the VSCA and the issuance of the related certificate of merger and the filing of the Articles Amendment with the West Virginia Secretary; (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of United Stock in the Merger; and (F) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, United is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

          (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Subsidiaries or to which United or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of United or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) United's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of United and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of United and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (ii) Since December 31, 1996, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to United.

          (h) LITIGATION; REGULATORY ACTION. (i) No litigation, claim or other proceeding before any Governmental Authority is pending against United or any of its Subsidiaries and, to the best of United's knowledge, no such litigation, claim or other proceeding has been threatened.

          (ii) Neither United nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has United or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) COMPLIANCE WITH LAWS. Each of United and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has received, since December 31, 1995, no notification or communication from any Governmental Authority (A) asserting that United or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to United's knowledge, do any grounds for any of the foregoing exist).

          (j) NO BROKERS. No action has been taken by United that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

          (k) TAKEOVER LAWS. United has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to United.

          (l) ENVIRONMENTAL MATTERS. To United's knowledge, neither the conduct nor operation of United or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Mason's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To United's knowledge, neither United nor any of its Subsidiaries has received any notice from any person or entity that United or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (m) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to United and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
     (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of United or its Subsidiaries. Neither United nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by United's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in United's SEC Documents filed on or prior to the date hereof.

          (n) BOOKS AND RECORDS. The books and records of United and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (o) INSURANCE. United's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by United or its Subsidiaries. United and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of United reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; United and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (p) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

          (q) DISCLOSURE. The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (r) REPRESENTATIONS AND WARRANTIES OF UNITED WITH RESPECT TO MERGER SUBS. (i) ORGANIZATION, STANDING AND AUTHORITY. Each Merger Sub has been duly organized and is validly existing in good standing under the laws of the State of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (ii) POWER. Each Merger Sub has the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (iii) AUTHORITY. This Agreement and the transactions contemplated hereby have been authorized by all requisite action on the part of each Merger Sub and its respective subsidiaries or members. This Agreement is a valid and legally binding agreement of each Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                                   ARTICLE VI

                                   COVENANTS

     6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of Mason and United agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Without limiting the foregoing, United agrees to use its reasonable best efforts prior to the Effective Time to file the Articles Amendment.

     6.02 STOCKHOLDER APPROVALS. United and Mason agree to take, in accordance with applicable law or NASDAQ rules and its articles of incorporation and by-laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon in the case of United, the approval and adoption of the Articles Amendment, the issuance of United Common Stock as contemplated hereby and any other matter required to be approved by United's stockholders for consummation of the Merger (including any adjournment or postponement, the "UNITED MEETING") and, in the case of Mason, the approval of this Agreement, the Plan of Merger and any other matters required to be approved by Mason's stockholders for consummation of the Merger (including any adjournment or postponement, the "MASON MEETING"), in each case as promptly as practicable after the Registration Statement is declared effective.

     6.03 REGISTRATION STATEMENT. (a) United agrees to prepare a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by United with the SEC in connection with the issuance of United Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of United and Mason constituting a part thereof (the "PROXY STATEMENT") and all related documents). Mason agrees to cooperate, and to cause its Subsidiaries to cooperate, with United, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that Mason and its Subsidiaries have cooperated as required above, United agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of Mason and United agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. United also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Mason agrees to furnish to United all information concerning Mason, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

     (b) Each of Mason and United agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the United Meeting or the Mason Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Mason and United further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) United agrees to advise Mason, promptly after United receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of United Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     (d) United and Mason, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

     6.04 PRESS RELEASES. Each of Mason and United agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

     6.05 ACCESS; INFORMATION. (a) Each of Mason and United agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

     (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 ACQUISITION PROPOSALS. Mason agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than United with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Mason shall promptly (within 24 hours) advise United following the receipt by Mason of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise United of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

     6.07. AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, (i) United shall deliver to Mason a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the United Meeting, deemed to be an "affiliate" of United (each, a "United Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) Mason shall deliver to United a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Mason Meeting, deemed to be an "affiliate" of Mason (each, a "Mason Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

     (b) Each of Mason and United shall use its respective reasonable best efforts to cause each person who may be deemed to be a Mason Affiliate or a United Affiliate, as the case may be, to execute and deliver to Mason and United on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B or Exhibit C, respectively.

     6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

     6.09 CERTAIN POLICIES. Prior to the Effective Date, Mason shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and United, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of United; PROVIDED, HOWEVER, that Mason shall not be obligated to take any such action pursuant to this Section 6.09 unless and until United acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Mason that United's representations and warranties, subject to
Section 5.02, are true and correct as of such date and that United is otherwise material in compliance with this Agreement. Mason's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

     6.10 NASDAQ LISTING. To the extent so required, United agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ, subject to official notice of issuance, the shares of United Common Stock to be issued to the holders of Mason Common Stock in the Merger.

     6.11 REGULATORY APPLICATIONS. (a) United and Mason and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of United and Mason shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 INDEMNIFICATION. (a) Following the Effective Date and for a period of six years thereafter, United shall indemnify, defend and hold harmless the present directors, officers and employees of Mason and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Mason is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the Commonwealth of Virginia, the Mason Certificate and the Mason By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Virginia law, the Mason Certificate and the Mason By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to United) selected by United and reasonably acceptable to such officer or director.

     (b) For a period of four years from the Effective Time, United shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of Mason or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to Mason) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Mason; PROVIDED, HOWEVER, that in no event shall United be required to expend more than 200 percent of the current amount expended by Mason (the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; PROVIDED, FURTHER, that if United is unable to maintain or obtain the insurance called for by this Section 6.12(b), United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; PROVIDED, FURTHER, that officers and directors of Mason or any Subsidiary may be required to make application and provide customary representations and warranties to United's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify United thereof; PROVIDED that the failure so to notify shall not affect the obligations of United under Section 6.12(a) unless and to the extent that United is actually prejudiced as a result of such failure.

     (d) If United or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of United shall assume the obligations set forth in this Section 6.12.

     6.13 BENEFIT PLANS. It is the intention of United that within a reasonable period of time following the Effective Time (a) it will provide employees of the Surviving Corporation with employee benefit plans substantially similar in the aggregate to those provided to similarly situated employees of United, (b) any such employees will receive credit for years of service with Mason or any of its Subsidiaries prior to the Effective Time for the purpose of eligibility and vesting and (c) United shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents.

     6.14 NOTIFICATION OF CERTAIN MATTERS. Each of Mason and United shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 DIRECTORS AND OFFICERS. (a) United agrees to cause five members of the Mason Board on the date hereof (selected by United after consultation with Mason), including Bernard J. Clineburg, who are still members of the Mason Board immediately prior to the Effective Time and willing and eligible to serve to be elected or appointed as a director of United at the Effective Time and shall cause Mr. Clineburg to also be elected or appointed as a member of the Executive Committee of the United Board.

     (b) United agrees to cause Bernard J. Clineburg, the Chief Executive Officer and President of Mason to be elected or appointed as the President of United at the Effective Time.

     6.16 DIVIDEND COORDINATION. After November 1, 1997, the Board of Directors of Mason shall cause its regular quarterly dividend record dates and payment dates for Mason Common Stock to be the same as United's regular quarterly dividend record dates and payment dates for United Common Stock (e.g., Mason shall move its next dividend record and payment dates from October and October to September and October, respectively), and Mason shall not thereafter change its regular dividend payment dates and record dates.

     6.17 BANK MERGER. Each of Mason and United shall use its reasonable best efforts to cause and effect the merger of United's state-chartered Virginia bank into Mason's state-chartered Virginia bank as promptly as reasonably practicable following the Effective Date.

     6.18 MASON FEE. If (a) the United Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Mason, (b) United shall be in material and willful breach of any of its covenants contained in this Agreement such that Mason shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) or (c) the stockholders of United do not approve this Agreement at the United Meeting, in each case after there has been proposed by a third party a United Acquisition Transaction (the "Proposal"), then, in any such event, upon the actual consummation of a United Acquisition Transaction with such third party within 18 months after the Proposal, United shall pay Mason a fee of $9,000,000.

     Notwithstanding anything to the contrary contained herein, the fee provided for in this Section 6.18 shall not be payable if United has terminated, or has or had the right to terminate, the Merger Agreement pursuant to Section 8.01(b), 8.01(d)(ii) as a result of the Mason stockholders not approving this Agreement or Section 8.01(e).

     For purposes of the foregoing, "United Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction" in the Stock Option Agreement except that the term "Issuer" therein shall refer to and mean United and the percentage referred to in clause (z) of the second sentence shall be 25%.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of United and Mason to consummate the Merger is subject to the fulfillment or written waiver by United and Mason prior to the Effective Time of each of the following conditions:

          (a) STOCKHOLDER APPROVALS. This Agreement and the Plan of Merger shall have been duly approved by the requisite vote of the stockholders of Mason and the Articles Amendment and the issuance of United Common Stock as contemplated hereby shall have been duly approved by the requisite vote of the stockholders of United.

          (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements which the United Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the United Board reasonably determines would either before or after the Effective Date be unduly burdensome.

          (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of United Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (f) LISTING. To the extent required, the shares of United Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

          (g) ARTICLES AMENDMENT. The Articles Amendment shall have been filed and effective under the WVCA.

     7.02 CONDITIONS TO OBLIGATION OF MASON. The obligation of Mason to consummate the Merger is also subject to the fulfillment or written waiver by Mason prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of United set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Mason shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF UNITED. United shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Mason shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

          (c) OPINION OF MASON'S COUNSEL. Mason shall have received an opinion of Silver, Freedman & Taff, L.L.P. counsel to Mason, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of Mason who receive shares of United Common Stock in exchange for shares of Mason Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Silver, Freedman & Taff, L.L.P. may require and rely upon representations contained in letters from Mason and others.

          (d) ACCOUNTING TREATMENT. Mason shall have received from Ernst & Young LLP, Mason's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

     7.03 CONDITIONS TO OBLIGATION OF UNITED. The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mason set forth in this Agreement shall be true and correct, subject to
     Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of Mason by the Chief Executive Officer and the Chief Financial Officer of Mason to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF MASON. Mason shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, signed on behalf of Mason by the Chief Executive Officer and the Chief Financial Officer of Mason to such effect.

          (c) OPINION OF UNITED'S COUNSEL. United shall have received an opinion of Sullivan & Cromwell, special counsel to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from United and others.

          (d) ACCOUNTING TREATMENT. United shall have received from Ernst & Young LLP, United's independent auditors, letters, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

                                  ARTICLE VIII

                                  TERMINATION

     8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of United and Mason, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) BREACH. At any time prior to the Effective Time, by United or Mason, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) DELAY. At any time prior to the Effective Time, by United or Mason, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Acquisition is not consummated by July 15, 1998, except to the extent that the failure of the Acquisition then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) NO APPROVAL. By Mason or United, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Mason Meeting or the United Meeting.

          (e) FAILURE TO RECOMMEND, ETC. At any time prior to the Mason Meeting, by United if the Mason Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of United; or at any time prior to the United

     Meeting, by Mason, if the United Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Mason.

          (f) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. At any time prior to September 13, 1997, by United if Mason shall not have executed and delivered the Stock Option Agreement to United.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.12, 6.13, 6.15, 6.17 and this Article IX which shall survive the Effective
Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 6.18, 8.02, and this Article IX which shall survive such termination).

     9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that (A) after the Mason Meeting, this Agreement may not be amended if it would violate the VSCA and (B) after the United Meeting, this Agreement may not be amended if it would violate the WVCA.

     9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of West Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

     9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between Mason and United.

     9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to Mason, to:

        George Mason Bankshares, Inc.
        1185 Main Street
        Fairfax, VA 22030
        Facsimile: (703) 246-0157
        Attn: Bernard H. Clineburg,
           Chief Executive Officer
           James Consagra,
           Chief Financial Officer

        With a copy to:
        Silver, Freedman & Taff, L.L.P.
        1100 New York Avenue, N.W.
        Suite 700
        Washington, D.C. 20005-3934
        Facsimile: (202) 682-0354

        Attn: Barry P. Taff, P.C.
        Christopher R. Kelly, P.C.

        If to United, to:

        United Bankshares, Inc.
        514 Market Street
        Parkersburg, WV 26101
        Attn: Richard M. Adams,
           Chairman of the Board and Chief Executive Officer
           Steven Wilson
           Chief Financial Officer

        With a copy to:
        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004-2498
        Facsimile: (212) 558-3588
        Attn: H. Rodgin Cohen, Esq.
           Mark J. Menting, Esq.

     9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such Stock Option Agreement). Except for Section 6.12, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Mason, United or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                     * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                         GEORGE MASON BANKSHARES, INC.

                                         By: /s/ BERNARD H. CLINEBURG
                                           _____________________________________
                                           Name: Bernard H. Clineburg
                                           Title: President and Chief Executive
                                         Officer

                                         By: /s/ KEVIN F. DECOSTE
                                           _____________________________________
                                           Name: Kevin F. DeCoste
                                           Title: Secretary

                                         UNITED BANKSHARES, INC.

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: Chairman of the Board and
                                         Chief Executive Officer

                                                                     EXHIBIT A-1

                                 PLAN OF MERGER

     PLAN OF MERGER (this "PLAN") of George Mason Bankshares, Inc. ("MASON"), a Virginia corporation, and George Mason Holding Company ("MASON HOLDING"), a Virginia Corporation and wholly owned subsidiary of United Bankshares, Inc. ("UNITED").

                                   ARTICLE I

                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Plan with the meanings set forth below:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EFFECTIVE DATE" means the effective date of the Merger.

     "EFFECTIVE TIME" means the effective time of the Merger.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, as amended, by and between Mason and United.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "TREASURY STOCK" mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED COMMON STOCK" means the common stock, par value $5.00 per share, of United.

     "VSCA" means the Virginia Stock Corporation Act.

     1.2 CERTAIN DEFINITIONS. Terms used and not otherwise defined herein have the meanings specified in the Merger Agreement.

                                   ARTICLE II

                              TERMS OF THE MERGER

     2.1 THE MERGER. The names of the corporations to be merged are George Mason Holding Company and George Mason Bankshares, Inc. At the Effective Time, Mason Holding shall merge with and into Mason (the "MERGER"), the separate corporate existence of Mason Holding shall cease and Mason shall survive and continue to exist as a Virginia corporation and wholly owned subsidiary of United (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

     2.2 EFFECT OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article IV of this Plan, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.3 ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorporation and by-laws of Mason immediately after the Merger shall be those of Mason Holding as in effect immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF MASON. The directors and officers of Mason immediately after the Merger shall be the directors and officers of Mason Holding immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

                                  ARTICLE III

                              MANNER AND BASIS OF
                               CONVERTING SHARES

     3.1 MERGER CONSIDERATION. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

     (a) OUTSTANDING MASON COMMON STOCK. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.85 of a share of United Common Stock (the "EXCHANGE RATIO"). In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Mason Common Stock is the only class of stock of Mason issued and outstanding.

     (b) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Common Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such Mason Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Common Stock.

     3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.4 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with Chase Mellon Shareholder Services (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.4. After becoming so entitled in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to the Merger Agreement and this Plan, in each case, without any interest thereon.

     3.5 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by the Merger Agreement, this Plan and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     4.1 Consummation of the Merger is conditioned upon the following:

     (a) (i) Approval of the Merger Agreement and this Plan by the affirmative vote of more than two-thirds of the outstanding shares of Mason Common Stock and
(ii) approval of an amendment to the United Restated Articles of Incorporation increasing the number of authorized shares of United Common Stock and the issuance by United of shares of United Common Stock to be issued pursuant to the Merger by a majority of the outstanding shares of United Common Stock;

     (b) Receipt of required regulatory approvals;

     (c) Absence of governmental action prohibiting consummation;

     (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

     (e) Receipt of all required permits and authorizations under state securities laws;

     (f) To the extent required, approval of the shares of United Common Stock issued in the Merger for listing on the NASDAQ, subject to notice of issuance;

     (g) The filing and effectiveness of the amendment to the United Restated Articles of Incorporation;

     (h) All representations and warranties made by the respective parties are true and correct as of the Effective Time as contemplated by the Merger Agreement and receipt by the parties of appropriate officers' certificates to such effect; and

     (i) Performance of all required obligations by the respective parties and receipt by the parties of appropriate officers' certificates to such effect.

                                   ARTICLE V

                                  TERMINATION

     5.1 This Plan may be terminated prior to the Effective Time as provided in
Article VIII of the Merger Agreement and shall terminate at the same time as the Merger Agreement.

                                                                       EXHIBIT B

                         FORM OF MASON AFFILIATE LETTER

                                                              ____________, 1997

George Mason Bankshares, Inc.
1185 Main Street
Fairfax, VA 22030
Attention: James Consagra,
          Chief Financial Officer

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Attention: Steven Wilson,
          Chief Financial Officer

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of George Mason Bankshares, Inc. a Virginia corporation ("Mason"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), by and between Mason and United Bankshares, Inc. a West Virginia corporation ("United"), Mason plans to merge with and into United (the "Merger") and that the Merger is intended to be accounted for under the "pooling of interests" accounting method.

     I further understand that as a result of the Merger, I may receive shares of common stock, par value $2.50 per share, of United ("United Stock") (i) in exchange for shares of common stock, par value $1.11 per share, of Mason ("Mason Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of United Stock and Mason Stock, to the extent I felt necessary, with my counsel or counsel for Mason.

     I represent, warrant and covenant with and to United that in the event I receive any United Stock as a result of the Merger:

     1. I shall not make any sale, transfer, or other disposition of such United Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to United, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

     2. I understand that United is under no obligation to register the sale, transfer or other disposition of shares of United Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     3. I understand that stop transfer instructions will be given to United's transfer agent with respect to shares of United Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated ____________, 199_, between the registered holder hereof and United Bankshares, Inc., a copy of which agreement is on file at the principal offices of United Bankshares, Inc."

     4. I understand that, unless transfer by me of the United Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, United reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to United (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to United, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations satisfactory to United that the United Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

     I further represent, warrant and covenant with and to United that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of Mason Stock or United Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Mason and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

     I further understand and agree that this letter agreement shall apply to all shares of Mason Stock and United Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

     I also understand that the Merger is intended to be treated as a "pooling of interests" for accounting purposes, and I agree that if Mason or United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of Mason Stock or United Stock in order for United to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

                                         Very truly yours,

                                         By ____________________________________
                                           Name:

Accepted this ____ day of
_______________, 1997.

GEORGE MASON BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

UNITED BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

                                                                       EXHIBIT C

                        FORM OF UNITED AFFILIATE LETTER

                                                              ____________, 1997

United Bankshares, Inc.
514 Market Street
Parkersburg, WV 26101
Attention: Steven Wilson,
          Chief Financial Officer

Ladies and Gentlemen:

     I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of United Bankshares, Inc., a West Virginia corporation ("United"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), by and between George Mason Bankshares, Inc., a Virginia corporation ("Mason"), and United, Mason plans to merge with and into United (the "Merger") and that the merger is intended to be accounted for under the "pooling of interests" accounting method.

     I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of United and Mason, to the extent I felt necessary, with my counsel or counsel for United.

     I hereby represent, warrant and covenant with and to United that:

     1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of Mason or United (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as United notifies me that results covering at least 30 days of combined operations of Mason and United after the Merger have been published by United. I understand that United is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

     2. I further understand and agree that this letter agreement shall apply to all shares of common stock of Mason and United that I am deemed to beneficially own pursuant to applicable federal securities laws.

     3. If United advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of Mason or United in order for United to be entitled to use the "pooling of interests" accounting method, I will abide by such restrictions.

                                         Very truly yours,

                                         By ____________________________________
                                           Name:

Accepted this ____ day of
_______________, 1997.

UNITED BANKSHARES, INC.

By __________________________________________________________
    Name:
    Title:

                                                                         ANNEX A

      FORM OF SUPPLEMENT FOR MERGER SUB ACCESSION TO ACQUISITION AGREEMENT

     SUPPLEMENT, dated as of the [ ] day of [ ], 1997 (this "SUPPLEMENT"), to the Agreement and Plan of Merger, dated as of September 10, 1997 (as amended from time to time in accordance with the terms thereof, the "MERGER AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and United Bankshares, Inc. ("UNITED").

     WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

     WHEREAS, pursuant to Section 2.01 of the Merger Agreement, United has determined to consummate the Merger in part through the merger of [insert name(s) of Merger Sub(s)] ([each and][the] "MERGER SUB") with and into Mason.

     NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, [each of] the undersigned (i) adopts and becomes a party to the Acquisition Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

     IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                         [INSERT NAME OF MERGER SUB]

                                         By: ___________________________________
                                           Name:
                                           Title:

                                                                  CONFORMED COPY

          SUPPLEMENT FOR MERGER SUB ACCESSION TO ACQUISITION AGREEMENT

     SUPPLEMENT, dated as of the 10th day of December, 1997 (this "SUPPLEMENT"), to the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997 (as amended from time to time in accordance with the terms thereof, the "MERGER AGREEMENT"), by and between George Mason Bankshares, Inc. ("MASON") and United Bankshares, Inc. ("UNITED").

     WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Merger Agreement; and

     WHEREAS, pursuant to Section 2.01 of the Merger Agreement, United has determined to consummate the Merger in part through the merger of George Mason Holding Company ("MERGER SUB") with and into Mason.

     NOW, THEREFORE, by its execution of this Supplement, as of the date hereof, the undersigned (i) adopts and becomes a party to the Acquisition Agreement, as required by Section 2.01 thereof and (ii) agrees to perform all its obligations and agreements set forth therein.

     IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto as of the date first hereinabove written.

                                         GEORGE MASON HOLDING COMPANY

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: President

                                 PLAN OF MERGER

     PLAN OF MERGER (this "PLAN") of George Mason Bankshares, Inc. ("MASON"), a Virginia corporation, and George Mason Holding Company ("MASON HOLDING"), a Virginia Corporation and wholly owned subsidiary of United Bankshares, Inc. ("UNITED").

                                   ARTICLE I

                                  DEFINITIONS

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Plan with the meanings set forth below:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "EFFECTIVE DATE" means the effective date of the Merger.

     "EFFECTIVE TIME" means the effective time of the Merger.

     "MASON COMMON STOCK" means the common stock, par value $1.11 per share, of Mason.

     "MASON PREFERRED STOCK" means the preferred stock, par value $0.01 per share, of Mason.

     "MASON STOCK" means, collectively, Mason Common Stock and Mason Preferred Stock.

     "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger, dated as of December 10, 1997, as amended, by and between Mason and United.

     "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market System.

     "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "TREASURY STOCK" mean shares of Mason Stock held by Mason or any of its Subsidiaries or by United or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

     "UNITED COMMON STOCK" means the common stock, par value $5.00 per share, of United.

     "VSCA" means the Virginia Stock Corporation Act.

     1.2 CERTAIN DEFINITIONS. Terms used and not otherwise defined herein have the meanings specified in the Merger Agreement.

                                   ARTICLE II

                              TERMS OF THE MERGER

     2.1 THE MERGER. The names of the corporations to be merged are George Mason Holding Company and George Mason Bankshares, Inc. At the Effective Time, Mason Holding shall merge with and into Mason (the "MERGER"), the separate corporate existence of Mason Holding shall cease and Mason shall survive and continue to exist as a Virginia corporation and wholly owned subsidiary of United (Mason, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

     2.2 EFFECT OF THE MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article IV of this Plan, the Merger shall become effective upon the occurrence of the filing in the office of the Virginia State Corporation Commission (the "CORPORATION COMMISSION") of articles of merger in accordance with Section 13.1-720 of the VSCA or such later date and time as may be set forth in such articles and the issuance of a certificate of merger by the Corporation Commission under the VSCA. The Merger shall have the effects prescribed in the VSCA.

     2.3 ARTICLES OF INCORPORATION AND BY-LAWS. The articles of incorpora tion and by-laws of Mason immediately after the Merger shall be those of Mason Holding as in effect immediately prior to the Effective Time.

     2.4 DIRECTORS AND OFFICERS OF MASON. The directors and officers of Mason immediately after the Merger shall be the directors and officers of Mason Holding immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

     3.1 MERGER CONSIDERATION. At the Effective Time, automatically by virtue of the Merger and without any action on the part of any person:

     (a) OUTSTANDING MASON COMMON STOCK. Each share, excluding Treasury Stock, of Mason Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.85 of a share of United Common Stock (the "EXCHANGE RATIO"). In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted. Mason Common Stock is the only class of stock of Mason issued and outstanding.

     (b) TREASURY SHARES. Each share of Mason Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Mason Common Stock shall cease to be, and shall have no rights as, stockholders of Mason, other than to receive any dividend or other distribution with respect to such Mason Common Stock with a record date occurring prior to the Effective Time and the consideration provided herein. After the Effective Time, there shall be no transfers on the stock transfer books of Mason or the Surviving Corporation of shares of Mason Common Stock.

     3.3 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Mason Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of United Common Stock, as reported by NASDAQ reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the five NASDAQ trading days immediately preceding the Effective Date.

     3.4 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with Chase Mellon Shareholder Services (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of Mason Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of United Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this Article III in exchange for outstanding shares of Mason Common Stock.

     (b) As promptly as practicable after the Effective Date, United shall send or cause to be sent to each former holder of record of shares of Mason Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. United shall cause the New Certificates into which shares of a stockholder's Mason Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Mason Common Stock (or indemnity reasonably satisfactory to United and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

     (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Mason Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Mason Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and, following 90 days after the Effective Date, no such shares of Mason Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this
Section 3.4. After becoming so entitled in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates.

     (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Mason for six months after the Effective Time shall be paid to United. Any stockholders of Mason who have not theretofore complied with this
Article III shall thereafter look only to United for payment of the shares of United Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Mason Common Stock such stockholder holds as determined pursuant to the Merger Agreement and this Plan, in each case, without any interest thereon.

     3.5 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of Mason Common Stock under the Mason Stock Plans (each, a "MASON STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Mason Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Mason Common Stock subject to the Mason Stock Option, multiplied by (b) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Mason Common Stock which were purchasable pursuant to such Mason Stock Option divided by (z) the number of full shares of United Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each Mason Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, Mason shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the Mason Stock Plans to permit the replacement of the outstanding Mason Stock Options by United pursuant to this Section and to permit United to assume the Mason Stock Plans. Mason shall further take all action necessary to amend the Mason Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Mason Stock Plans; PROVIDED, that such assumption shall be only in respect of the Replacement Options and that United shall have no obligation with respect to any awards under the Mason Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Mason Stock Plans.

     (b) At all times after the Effective Time, United shall reserve for issuance such number of shares of United Common Stock as necessary so as to permit the exercise of options granted under the Mason Stock Plans in the manner contemplated by the Merger Agreement, this Plan and the instruments pursuant to which such options were granted. United shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and sale of such shares.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     4.1 Consummation of the Merger is conditioned upon the following:

     (a) (i) Approval of the Merger Agreement and this Plan by the affirmative vote of more than two-thirds of the outstanding shares of Mason Common Stock and
(ii) approval of an amendment to the United Restated Articles of Incorporation increasing the number of authorized shares of United Common Stock and the issuance by United of shares of United Common Stock to be issued pursuant to the Merger by a majority of the outstanding shares of United Common Stock;

     (b) Receipt of required regulatory approvals;

     (c) Absence of governmental action prohibiting consummation;

     (d) An effective Registration Statement under the Securities Act of 1933 and no orders or other action suspending such effectiveness;

     (e) Receipt of all required permits and authorizations under state securities laws;

     (f) To the extent required, approval of the shares of United Common Stock issued in the Merger for listing on the NASDAQ, subject to notice of issuance;

     (g) The filing and effectiveness of the amendment to the United Restated Articles of Incorporation;

     (h) All representations and warranties made by the respective parties are true and correct as of the Effective Time as contemplated by the Merger Agreement and receipt by the parties of appropriate officers' certificates to such effect; and

     (i) Performance of all required obligations by the respective parties and receipt by the parties of appropriate officers' certificates to such effect.

                                   ARTICLE V

                                  TERMINATION

     5.1 This Plan may be terminated prior to the Effective Time as provided in
Article VIII of the Merger Agreement and shall terminate at the same time as the Merger Agreement.

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

                                                                  CONFORMED COPY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of September 11, 1997, between United Bankshares, Inc., a West Virginia corporation ("Grantee"), and George Mason Bankshares, Inc., a Virginia corporation ("Issuer").

                                  WITNESSETH:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement");

     WHEREAS, as an inducement to the willingness of Grantee to continue to pursue the transactions contemplated by the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

     WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement prior to the date hereof;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 1,018,000 fully paid and nonassessable shares of the common stock, par value $1.11 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NASDAQ National Market System on September 4 and 5, 1997; PROVIDED, HOWEVER, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); PROVIDED, FURTHER, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (but only if the breach giving rise to the termination was willful) (each, a "Listed Termination"); or (iii) the passage of eighteen (18) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination. The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon the proper termination of the Merger Agreement (x) by Issuer pursuant to Section 8.01(b) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement, (y) by Issuer or Grantee pursuant to Section 8.01(d) (ii) if Grantee's shareholders do not approve the Merger Agreement at the meeting, or (z) by Issuer or Grantee pursuant to Section 8.01(d)(i).

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean
     (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the shareholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The shareholders of Issuer shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or any Issuer Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, PROVIDED that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of ________, 199_, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of Counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed subject to the receipt of any necessary regulatory approvals to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share

Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2(b) (i) hereof, except that the percentage referred to in clause
     (z) shall be 50%.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
     (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, PROVIDED that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

     10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.G., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

     13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     14. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; PROVIDED, HOWEVER, that Grantee may not exercise its rights pursuant to this Section 14 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $9.0 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (B) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

     (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 14 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 14 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 14 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 14(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
14).

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

     16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law or of the VSCA are applicable).

     19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                         GEORGE MASON BANKSHARES, INC.

                                         By: /s/ BERNARD H. CLINEBURG
                                           _____________________________________
                                           Name: Bernard H. Clineburg
                                           Title: President and Chief Executive
                                         Officer

                                         By: /s/ KEVIN F. DECOSTE
                                           _____________________________________
                                           Name: Kevin F. DeCoste
                                           Title: Secretary

                                         UNITED BANKSHARES, INC.

                                         By: /s/ RICHARD M. ADAMS
                                           _____________________________________
                                           Name: Richard M. Adams
                                           Title: Chairman of the Board and
                                         Chief Executive Officer